Exhibit 99.3

Designated Filer:	Warburg Pincus Private Equity VIII, L.P.
Issuer & Ticker Symbol:	Bridgepoint Education, Inc. [BPI]
Date of Event Requiring Statement:	November 21, 2017

Joint Filers’ Signatures

WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

By: Warburg Pincus Partners, L.P., its general partner

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PARTNERS, L.P.

By: Warburg Pincus Partners GP LLC, its general partner

By: Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS PARTNERS GP LLC

By: Warburg Pincus & Co., its managing member

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS & CO.

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Managing Director

CHARLES R. KAYE

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Robert B. Knauss, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Robert B. Knauss	Date:	November 21, 2017
Name: Robert B. Knauss
Title: Robert B. Knauss, Attorney-in-Fact*

* The Power of Attorney given by each of Mr. Kaye and Mr. Landy was previously filed with the U.S. Securities & Exchange Commission on July 12, 2016 as an exhibit to a beneficial ownership report on Schedule 13D filed by Warburg Pincus LLC with respect to WEX Inc. and is hereby incorporated by reference.